UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of report (Date of earliest event reported): May 8, 2018 ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                                                                     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          As previously reported on Form 8-K filed with the Securities and Exchange Commission on March 20, 2018, Royal Caribbean Cruises Ltd. (the "Company") announced that Adam Goldstein would be transitioning from his role as President and Chief Operating Officer of the Company to Vice Chairman of the Company.

On May 8, 2018, the Company and Mr. Goldstein entered into an amendment to his employment agreement, providing, among other things, that (i) Mr. Goldstein will assume the role of Vice Chairman of the Company effective as of May 16, 2018, (ii) from May 16, 2018 through December 31, 2018, Mr. Goldstein will receive base compensation of $500,000 per annum, and thereafter will receive base compensation of $250,000 per annum, and (iii) for the calendar year 2018, Mr. Goldstein will receive bonus compensation prorated for the period he served in the role of President and Chief Operating Officer.

The amendment also provides that subject to the following exception, Mr. Goldstein will not be entitled to the severance otherwise payable under his employment agreement upon a termination event. If, however, Mr. Goldstein's employment is terminated "without cause" (as defined in his employment agreement) on or prior to February 28, 2019, he will be entitled to a payment of $4,000,000.

The foregoing description of Mr. Goldstein's employment and compensation arrangements set forth in the amendment to his employment agreement is qualified in its entirety by reference to the full text of the amendment, which is filed as an exhibit to this report on Form 8-K.

Item 9.01           Financial Statements and Exhibits.

(d)	Exhibit 10.1 – Amendment to Employment Agreement, dated May 8, 2018, of Adam Goldstein

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ROYAL CARIBBEAN CRUISES LTD.

Date:	May 11, 2018	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein
		Title:	Senior Vice President, General Counsel & Secretary